                                                                     EXHIBIT (n)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 23, 1998, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-51351) and under the Investment Company Act of 1940 (File No. 811-08707) and related Prospectus of MuniHoldings Insured Fund, Inc. for the registration of 5,360 shares of its Auction Market Preferred Stock.

                                                ERNST & YOUNG LLP
Princeton, New Jersey
May 1, 1998